Exhibit 107.1
Calculation of Filing Fee Tables

Form S-8
Registration Statement
(Form Type)

Lexicon Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered Securities
Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee
___________	___________	___________	___________	___________	___________	___________	___________
Equity	Common Stock, $0.001 par value per share	Rules 457(c) and 457(h)	25,000,000	$1.95	$48,750,000	$110.20 per $1,000,000	$5,373

Equity	Common Stock, $0.001 par value per share	Rules 457(c) and 457(h)	800,000	$1.95	$1,560,000	$110.20 per $1,000,000	$172

Total Offering Amounts...........................				—	$50,310,000	—	$5,545
Total Fee Offsets......................................				—	—	—	—
Net Fee Due.............................................				—	—	—	$5,545
________________
(1) The Form S-8 registration statement to which this Exhibit 107.1 is attached registers 25,800,000 shares of common stock, par value $0.001 of Lexicon Pharmaceuticals, Inc., a Delaware corporation, pursuant to the 2017 Equity Incentive Plan or 2017 Non-Employee Directors’ Equity Incentive Plan (the “Plans”), as noted above. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the Registration Statement shall be deemed to cover an indeterminate number of additional shares of Common Stock as may be necessary to adjust the number of shares of common stock that may become issuable by reason of stock splits, stock dividends or similar transactions pursuant to the anti-dilution provisions of the Plans.

(2) Estimated solely for purposes of calculating the registration fee, in accordance with Rule 457(h), on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low prices for the common stock reported on The Nasdaq Global Select Market on July 28, 2023.